EXHIBIT 10.5

DEMAND PROMISSORY NOTE

$3,400.00	June 28, 2018

FOR VALUE RECEIVED, the undersigned, Paymeon, Inc. (“Maker”) promises to pay to the order of EAC Management, LLC, a Florida limited liability company (together with any subsequent holder hereof, “Holder”), the sum of THREE THOUSAND FOUR HUNDRED DOLLARS ($3,400.00). The Note shall be repayable on demand. The Note shall accrue interest at the rate of 4% per annum.

This Note may be prepaid in whole or in part without premium or penalty. All payments shall be made in lawful money of the United States of America and shall be applied first to fees and costs, including collection costs, if any, next to interest, if any, then to principal. The records of Holder with respect to amounts due and payments received hereunder shall be presumed to be correct evidence thereof.

No delay or omission on the part of Holder in exercising its rights under this Note, or delay or omission on the part of Holder in exercising its rights hereunder or under any instrument, document or agreement securing or executed in connection with this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Holder, nor shall any waiver by Holder of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion. Acceptance by Holder of any payment after its due date shall not be deemed a waiver of the right to require prompt payment when due of all other sums, and acceptance of any payment after Holder has declared the indebtedness evidenced by this Note due and payable shall not cure any Event of Default or operate as a waiver of any right of Holder.

Time is of the essence of this Note.

All notices under this Note shall be in writing and shall be deemed to have been given three (3) business days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) business day after being entrusted to a reputable commercial overnight delivery service, addressed to Maker as set forth opposite its signature to this Note. Maker may change the address to which notices shall be directed by giving three (3) business days written notice of such change to Holder.

This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflict of laws principles. In the event Holder determines it necessary to institute suit to collect on this Note, the action may be maintained in Broward County, Florida, and Maker hereby consents, and waives any and all defenses it may have, to the institution and maintenance of action in that jurisdiction.

This Note may not be changed or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any change or waiver is sought. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

Paymeon, Inc.

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